FOR IMMEDIATE RELEASE

American Realty Capital Properties

Announces Monthly Dividend for January 2014

Annualized Dividend Expected to Increase to $1.00 Per Share in the First Quarter of 2014 Following Close of Cole Acquisition

New York, New York, December 26, 2013— American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: “ARCP”) announced today that, pursuant to the prior authorization of its board of directors, ARCP has declared an annualized dividend of $0.940 per share to be paid monthly to stockholders of record at the close of business on the 8th day of each month, payable on the 15th day of such month. Accordingly, on January 15, 2014, ARCP will pay a distribution of $0.07833 per share to stockholders of record at the close of business on January 8, 2014.

Furthermore, as previously announced, ARCP’s board of directors has authorized an increase from $0.940 per share per annum to $1.00 per share per annum, contingent upon, and effective with, the close of ARCP’s acquisition of Cole Real Estate Investments, Inc. (“Cole”), which is expected to occur promptly following ARCP’s and Cole’s special meetings of stockholders to approve matters related to the transaction, each to be held on January 23, 2014. Such closing is contingent upon the receipt of stockholder approval from ARCP’s and Cole’s stockholders and the satisfaction of the conditions of the merger agreement relating to ARCP’s pending merger with Cole.

Should ARCP's pending merger (the “ARCT IV Merger”) with American Realty Capital Trust IV, Inc. ("ARCT IV") close prior to the January 8, 2014 record date, holders of ARCP common stock issued in exchange for ARCT IV common stock will be able to participate in ARCP’s January 2014 dividend (in addition to any ARCT IV distribution payments that they may otherwise receive).

About ARCP

ARCP is a publicly traded Maryland corporation, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about the ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding ARCP and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Additional Information about the ARCT IV Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed ARCT IV Merger, ARCP and ARCT IV filed with the U.S. Securities and Exchange Commission (“SEC”) a definitive proxy statement /prospectus on December 4, 2013. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ARCT IV MERGER. Investors may obtain free copies of the registration statement, the proxy statement/prospectus and other relevant documents filed by ARCP and ARCT IV with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available free of charge on ARCP’s website at www.arcpreit.com, and copies of the documents filed by ARCT IV with the SEC are available free of charge on ARCT IV’s website at www.arct-4.com.

Participants in Solicitation

ARCP, ARCT IV, AR Capital, LLC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ARCP’s and ARCT IV’s stockholders in respect of the proposed ARCT IV Merger. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding ARCT IV’s directors and executive officers can be found in ARCT IV’s definitive proxy statement filed with the SEC on April 30, 2013. Additional information regarding the interests of such potential participants were included in the proxy statement/prospectus, the registration statement and other relevant documents filed with the SEC in connection with the proposed ARCT IV Merger. These documents are available free of charge on the SEC’s website and from ARCP or ARCT IV, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s and ARCT IV’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the ARCT IV Merger agreements will be consummated, the combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the ARCT IV Merger due to the failure to obtain ARCT IV stockholder approval of the ARCT IV Merger or the failure to satisfy other conditions to completion of the ARCT IV Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the ARCT IV Merger; (3) risks related to disruption of management’s attention from the ongoing business operations due to the proposed ARCT IV Merger; (4) the effect of the announcement of the proposed ARCT IV Merger on ARCT IV’s or ARCP’s relationships with its customers, tenants, lenders, operating results and businesses generally; (5) the outcome of any legal proceedings relating to the ARCT IV Merger or related merger agreement; and (6) risks to consummation of the ARCT IV Merger, including the risk that the ARCT IV Merger will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in ARCP’s and ARCT IV’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. ARCP and ARCT IV disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

Anthony J. DeFazio	Brian S. Block, EVP & CFO
DDCworks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: 484-342-3600	Ph: 212-415-6500